Exhibit 10.19

OPENdoor labs inc.

2014 Stock Plan

Notice of RESTRICTED STOCK UNIT Grant

Opendoor Labs, Inc. (the “Company”), pursuant to its 2014 Stock Plan (the “Plan”), hereby awards to you (“Participant”) the number of Restricted Stock Units (“RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions in this Notice of Restricted Stock Unit Grant (this “Grant Notice”) and the RSU Terms and Conditions (including all appendices and attachments) attached as Exhibit A (collectively, the “Award Agreement”). Capitalized terms not otherwise defined will have the meanings set forth in the Plan.

Participant Name:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:
Liquidity Event Deadline:

Vesting Schedule:

You will receive one share of Common Stock in settlement of an RSU only if it vests.

An RSU will vest (and become a “Vested RSU”) on the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied (the “Vesting Date”).

Service-Based Requirement:

Your RSUs will satisfy the Service-Based Requirement (which we refer to as being “service-vested”) in installments as follows:

25% of the total number RSUs will become service-vested on the 12-month anniversary of the Vesting Commencement Date, and thereafter 1/16th of the total number of RSUs will become service-vested in a series of 12 successive equal quarterly installments following the first anniversary of the Vesting Commencement Date, subject to your Continuous Service Status as of each such date.

Once your Continuous Service Status terminates, no additional RSUs may service-vest.

Liquidity Event Requirement:

The Liquidity Event Requirement will be satisfied on the first to occur of the following events on or before the Liquidity Event Deadline: (each, a “Liquidity Event”): (1) a Change of Control (as defined in the Plan); and (2) the effective date of a registration statement of the Company filed under the Securities Act for the sale of the Company’s Common Stock (an “IPO”).

Settlement:

The Company will deliver one share of Common Stock for each Vested RSU. The shares will be issued in accordance with Section 5 of the RSU Terms and Conditions, except as provided below.

If the Liquidity Event Requirement is satisfied by an IPO, and the date that an RSU becomes a Vested RSU occurs prior to the expiration of the Lock-Up Period (defined in Section 6 of the RSU Terms and Conditions), then the Administrator in its sole discretion may delay issuance of Shares on settlement of Vested RSUs for administrative purposes (such as to facilitate same-day sales to facilitate collection of withholding taxes), provided that the Shares must in all events be issued by the earlier of (a) the next trading day following the expiration of the Lock-Up Period, and (b) March 15 of the year following the year in which the IPO occurred.

Termination and Forfeiture:

If your Continuous Service Status is terminated (other than for Cause) before the Liquidity Event Requirement has been met, any RSUs which have met the Service-Based Requirement will remain outstanding, and will remain eligible to vest on a Liquidity Event if it occurs on or prior to the Liquidity Event Deadline.

If your Continuous Service Status is terminated for Cause, all RSUs (including Vested RSUs) will automatically be forfeited at no cost to the Company upon first notification to you of such termination.

All RSUs will automatically expire and be forfeited at no cost to the Company on the Liquidity Event Deadline if no Liquidity Event has occurred by such date.

By your signature and the signature of the representative of the Company below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the RSU Terms and Conditions (including all appendices and attachments) attached as Exhibit A, all of which are made a part of this document. You acknowledge and agree that you have reviewed the Plan and this Award Agreement in their entirety. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.

This Award Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

OPENDOOR LABS, INC.	PARTICIPANT:

By:
Signature	Signature

Name : Eric Wu Title: President	Address:

EXHIBIT A

RSU TERMS AND CONDITIONS

The terms of the Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.            Vesting; Termination. This Award will vest as provided in the Vesting Schedule included in the Grant Notice. On a termination of Participant’s Continuous Service Status (other than for Cause), RSUs which have not met the Service-Based Requirement will be subject to the Termination and Forfeiture provisions contained in the Grant Notice.

2.            Number of Shares. The number of RSUs subject to the Award may be adjusted from time to time for changes in capitalization of the Company as provided in Section 10(a) of the Plan. No fractional RSUs or rights for fractional Shares will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

3.            No Stockholder Rights. Unless and until such time as Shares are issued in settlement of Vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no rights to dividends or to vote such Shares.

4.            Non-Transferability. Prior to the time that Shares have been delivered to Participant, Participant may not transfer, pledge, sell or otherwise dispose of this Award or the RSUs in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Administrator on a case-by-case basis.

5.            Settlement. Settlement of RSUs will be made within 30 days following the applicable date of vesting under the Vesting Schedule set forth in the Grant Notice, except as provided in the Grant Notice or as determined by the Administrator in accordance with the Plan. The issuance of Shares in settlement of RSUs is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Settlement of RSUs will be in Shares.

6.            Lock-Up Agreement. If so requested by the Company or the underwriters in connection with the initial public offering of the Company’s securities registered under the Securities Act of 1933, as amended, Participant shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (except for those being registered) without the prior written consent of the Company or such underwriters, as the case may be, for 180 days from the effective date of the registration statement, plus such additional period, to the extent required by FINRA rules, up to a maximum of 216 days from the effective date of the registration statement (the “Lock-Up Period”), and Participant shall execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of such offering.

7.            Responsibility for Taxes.

(a)            Participant acknowledges that, regardless of any action the Company or, if different, Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant of the RSUs, the vesting and settlement of the RSUs, the delivery or sale of any Shares and the issuance of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant acknowledges and agrees that Participant will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates for Tax-Related Items arising from the Award. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)            Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactorily to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) withholding from Participant’s wages or any other cash compensation otherwise payable to Participant by the Company and/or Employer; (ii) causing Participant to tender a cash payment; (iii) permitting or requiring Participant to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) (pursuant to this authorization and without further consent) whereby Participant irrevocably elect to sell a portion of the shares to be delivered in connection with the RSUs to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and its Affiliates; or (iv) withholding Shares from the Shares otherwise issuable to Participant in connection with the Award with a Fair Market Value equal to the amount of such Tax-Related Items; provided, however that if Participant is an Officer, then the Company will withhold a number of Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not feasible under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (i)-(iii) above. Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares, for tax purposes Participant will be deemed to have been issued the full number of Shares. The Company does not guarantee that Participant will be able to satisfy the Tax-Related Items through any of the methods described in the preceding provisions and in all circumstances Participant remain responsible for timely and fully satisfying the Tax-Related Items.

(c)            Unless the Tax-Related Items of the Company and any Affiliate are satisfied, the Company will have no obligation to deliver to Participant any Shares or other consideration pursuant to this Award. In the event the Company’s obligation to withhold arises prior to the delivery to Participant of Shares or it is determined after the delivery of Shares to Participant that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, Participant agrees to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

8.            No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant acknowledges, understands and agrees he or she should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9.            Effect of Agreement. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award and agrees to be bound by its contractual terms as set forth herein and in the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Award. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Award Agreement, the Plan terms and provisions shall prevail.

10.          Compliance with Applicable Laws. Issuance of Shares is subject to and conditioned upon compliance by the Company and Participant with all Applicable Laws, including applicable securities laws and requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted. The Company is under no obligation to register or qualify the Shares with any securities commission or to seek approval or clearance from any governmental authority for the issuance of the Shares. The Shares issued pursuant to this Award Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

11.          Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.          Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Participant’s current or future participation in the Plan, this Award, the Shares subject to this Award, any other Company securities or any other Company-related documents, by electronic means. By accepting this Award, whether electronically or otherwise, Participant hereby (i) consents to receive such documents by electronic means, (ii) consents to the use of electronic signatures, and (iii) if applicable, agrees to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.

13.          No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Participant’s employment or consulting relationship, for any reason, with or without cause.

14.          Miscellaneous.

(a)            Governing Law and Venue. The validity, interpretation, construction and performance of this Award Agreement, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Award Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the state of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.

(b)            Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof.

(c)            Amendments and Waivers. No modification of or amendment to this Award Agreement, nor any waiver of any rights under this Award Agreement, shall be effective unless in writing signed by the parties to this Award Agreement. No delay or failure to require performance of any provision of this Award Agreement shall constitute a waiver of that provision as to that or any other instance.

(d)            Successors and Assigns. Except as otherwise provided in this Award Agreement, this Award Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company may assign any of its rights and obligations under this Award Agreement. No other party to this Award Agreement may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Award Agreement, except with the prior written consent of the Company.

(e)            Notices. Any notice, demand or request required or permitted to be given under this Award Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(f)            Severability. If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Award Agreement, (ii) the balance of the Award Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Award Agreement shall be enforceable in accordance with its terms.

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